THERMON REPORTS SECOND QUARTER FISCAL 2022 RESULTS

•Revenue growth of 22% driven by accelerating global economic recovery
•Orders up 59% including a large, one-time North American contract
•Run-rate spending in line with Fiscal 2022 target
•Raising full-year Fiscal 2022 revenue guidance to $330-$345 million due to backlog strength and incoming order rate trends
AUSTIN, Texas, November 9, 2021 -- Thermon Group Holdings, Inc. (NYSE:THR) ("Thermon"), a global leader in industrial process heating solutions, today announced consolidated financial results for the second quarter ("Q2 2022") of its fiscal year ending March 31, 2022 ("Fiscal 2022"). Key highlights for Q2 2022 as compared to the three months ended September 30, 2020 ("Q2 2021") include:

•Revenue of $81.3 million versus $66.4 million in Q2 2021, an increase of $14.9 million, or 22%
•Gross margin of 39.0%, as compared to 43.6% in Q2 2021
•GAAP Net Income/(Loss) of $0.5 million as compared to $1.8 million in Q2 2021
•Adjusted EBITDA of $11.4 million versus $10.5 million in Q2 2021, an increase of $0.9 million or 9%
•Fully diluted GAAP earnings/(loss) per share ("EPS") of $0.01 and Non-GAAP Adjusted EPS of $0.12

Bruce Thames, Thermon's President and Chief Executive Officer, said "The momentum in our business is accelerating, and we are benefiting from the increasing demand for our solutions, particularly in North America. Growth in orders, backlog and revenues are all significantly outpacing expectations, and our run-rate spending is in line with targeted levels. During the quarter we also won a one-time order worth over $20 million with a strategic customer in North America. We expect margins to improve in the second half of the year driven by price increases offsetting the majority of rising input costs and manufacturing inefficiencies associated with the current global supply chain challenges and labor shortages. Our diversification initiative is already yielding results in sustainable applications like biofuels and hydrogen as well as orders in the rail & transit and food & beverage end markets. Due to the continued economic recovery and our confidence in the strength and pace of customer spending, we are raising our full-year Fiscal 2022 revenue guidance to $330-$345 million."

Q2 2022 Net income/(loss) and EPS were $0.5 million and $0.01, respectively, compared to Net income/(loss) and EPS of $1.8 million and $0.06, respectively, for Q2 2021. After taking into account the impact of restructuring, intangible amortization related to prior acquisition activities, the tax expense for impact of foreign rate increases, withholding tax on dividend related to the debt amendment, loss on debt extinguishment, and the benefit from the Canadian Emergency Wage Subsidy (the "CEWS") (see table, Reconciliation of Net Income/(Loss) to Adjusted Net Income/(Loss) and Adjusted EPS), Thermon generated Adjusted Net Income in Q2 2022 of $3.9 million and Adjusted EPS of $0.12 compared to $3.8 million and $0.12, respectively, in Q2 2021.

Adjusted EBITDA was $11.4 million in Q2 2022 as compared to $10.5 million in Q2 2021, an increase of $0.9 million, or 9% (see table, Reconciliation of Net Income/(Loss) to Adjusted EBITDA). Cash provided by operating activities was $8.0 million as compared to $9.3 million in Q2 2021, a decrease of $1.3 million.

During the first six months of the fiscal year ending March 31, 2022 ("YTD 2022"), the Company generated revenue of $152.5 million compared to $123.3 million in the first six months of the fiscal year ended March 31, 2021 ("YTD 2021"), an increase of $29.2 million or 24%.

YTD 2022 Net income/(loss) and GAAP EPS were $0.1 million and $0.00, respectively, compared to $(4.2) million and $(0.13) in YTD 2021. After taking into account the impact of restructuring, intangible amortization related to prior acquisition activities, the tax expense for impact of foreign rate increases, withholding tax on dividend related to the debt amendment, loss on debt extinguishment, and the benefit from the Canadian Emergency Wage Subsidy (the "CEWS") (see table, Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Adjusted EPS), the Company generated Adjusted Net Income in YTD 2022 of $5.2 million and Adjusted EPS of $0.15 compared to $0.3 million and $0.01, respectively, during YTD 2021. Adjusted EBITDA was $19.5 million in YTD 2022 as compared to $11.8 million in YTD 2021, an increase of $7.7 million or 65%.

As of September 30, 2021, Thermon had $139.8 million of gross outstanding debt and $38.2 million of cash and cash equivalents, representing net debt of $101.6 million. Our Net Debt to trailing twelve month Adjusted EBITDA leverage ratio was 2.3x as of September 30, 2021.

Additional Information

Backlog     was $155.5 million as of September 30, 2021, representing a $36.8 million increase, or 31%, as compared to Q2 2021 backlog of $118.7 million. YTD 2022 orders were $192.7 million compared to $136.4 million in YTD 2021, an increase of $56.3 million or 41%.

During Q2 2022, new facility construction (or "Greenfield") and facility maintenance, repair and operations and upgrade or expansion (or "MRO/UE") activity from our legacy heat tracing business accounted for 39% and 61% of revenue, respectively, which compares to 36% and 64%, respectively, in Q2 2021.

Outlook

For our Fiscal 2022, we are raising our previous guidance, and now expect revenue will be approximately $330-$345 million, including the impact of the one-time order. We will continue to prioritize our capital allocation towards optional debt repayments in the near term and target a Net Debt to Adjusted EBITDA leverage ratio of approximately 1.5x by March 31, 2022, excluding the impact of any inorganic activity.

Conference Call and Webcast Information

Thermon's senior management team, including Bruce Thames, President and Chief Executive Officer, and Kevin Fox, Senior Vice President and Chief Financial Officer, will discuss Q2 2022 results during a conference call today, November 9, 2021, at 10:00 a.m. (Central Time). The call will be simultaneously webcast and the accompanying slide presentation containing financial information can be accessed on Thermon's investor relations website located at http://ir.thermon.com. Investment community professionals interested in participating in the question-and-answer session may access the call by dialing (877) 407-5976 from within the United States/Canada and (412) 902-0031 from outside of the United States/Canada. A replay of the webcast will be available on Thermon's investor relations website after the conclusion of the call.

About Thermon

Through its global network, Thermon provides safe, reliable and mission critical industrial process heating solutions. Thermon specializes in providing complete flow assurance, process heating, temperature maintenance, freeze protection and environmental monitoring solutions. Thermon is headquartered in Austin, Texas. For more information, please visit www.thermon.com.

Non-GAAP Financial Measures

Disclosure in this release of "Adjusted EPS," "Adjusted EBITDA," "Adjusted EBITDA margin," "Adjusted Net Income/(Loss)" and "Free Cash Flow" which are "non-GAAP financial measures" as defined under the rules of the Securities and Exchange Commission (the "SEC"), are intended as supplemental measures of our financial performance that are not required by, or presented in accordance with, U.S. generally accepted accounting principles ("GAAP"). "Adjusted Net Income/(Loss)" and "Adjusted EPS" (or "Adjusted fully diluted EPS") represent net income/(loss) before the impact of restructuring and other charges/(income), amortization of intangible assets, tax expense for impact of foreign rate increases, withholding tax on dividend related to the debt amendment, loss on debt extinguishment, the benefit from the Canadian Emergency Wage Subsidy (the "CEWS"), and any tax effect of such adjustments. "Adjusted EBITDA" represents net income/(loss) before interest expense (net of interest income), income tax expense, depreciation and amortization expense, stock-based compensation expense, costs associated with our restructuring and other income/(charges), the loss on our debt extinguishment, and income related to the CEWS. "Adjusted EBITDA Margin" represents Adjusted EBITDA as a percentage of total revenue. "Free Cash Flow" represents cash provided by operating activities less cash used for the purchase of property, plant, and equipment, net of sales of rental equipment and proceeds from sales of land and buildings.

We believe these non-GAAP financial measures are meaningful to our investors to enhance their understanding of our financial performance and are frequently used by securities analysts, investors and other interested parties to compare our performance with the performance of other companies that report Adjusted EPS, Adjusted EBITDA,

Adjusted EBITDA margin or Adjusted Net Income/(Loss). Adjusted EPS, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income/(Loss) and Free Cash Flow should be considered in addition to, and not as substitutes for, income from operations, net income/(loss), net income/(loss) per share and other measures of financial performance reported in accordance with GAAP. We provide Free Cash Flow as a measure of liquidity. Our calculation of Adjusted EPS, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income/(Loss) and Free Cash Flow may not be comparable to similarly titled measures reported by other companies. For a description of how Adjusted EPS, Adjusted EBITDA and Adjusted Net Income/(Loss) are calculated and reconciliations to the corresponding GAAP measures, see the sections of this release titled "Reconciliation of Net Income/(Loss) to Adjusted EBITDA," "Reconciliation of Net Income/(Loss) to Adjusted Net Income/(Loss) and Adjusted EPS" and "Reconciliation of Cash Provided by Operating Activities to Free Cash Flow."

Forward-Looking Statements

This release includes forward-looking statements within the meaning of the U.S. federal securities laws in addition to historical information. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding our industry, business strategy, plans, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information such as our Fiscal 2022 full-year guidance and five-year long term goals. When used herein, the words "anticipate," "assume," "believe," "budget," "continue," "contemplate," "could," "should" "estimate," "expect," "intend," "may," "plan," "possible," "potential," "predict," "project," "will," "would," "future," and similar terms and phrases are intended to identify forward-looking statements in this release. Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our financial condition, results of operations and cash flows.
Actual events, results and outcomes may differ materially from our expectations due to a variety of factors. Although it is not possible to identify all of these factors, they include, among others, (i) the outbreak of the novel strain of coronavirus (COVID-19); (ii) general economic conditions and cyclicality in the markets we serve; (iii) future growth of energy, chemical processing and power generation capital investments; (iv) our ability to operate successfully in foreign countries; (v) our ability to deliver existing orders within our backlog; (vi) our ability to bid and win new contracts; (vii) the imposition of certain operating and financial restrictions contained in our debt agreements; (viii) tax liabilities and changes to tax policy; (ix) our ability to successfully develop and improve our products and successfully implement new technologies; (x) competition from various other sources providing similar heat tracing and process heating products and services, or alternative technologies, to customers; (xi) our revenue mix; (xii) our ability to grow through strategic acquisitions; (xiii) changes in relevant currency exchange rates; (xiv) impairment of goodwill and other intangible assets; (xv) our ability to attract and retain qualified management and employees, particularly in our overseas markets; (xvi) our ability to protect our trade secrets; (xvii) our ability to protect our intellectual property; (xiii) our ability to protect data and thwart potential cyber-attacks; (xix) a material disruption at any of our manufacturing facilities; (xx) our dependence on subcontractors and third-party suppliers; (xxi) our ability to profit on fixed-price contracts; (xxii) the credit risk associated to our extension of credit to customers; (xxiii) our ability to achieve our operational initiatives; (xxiv) unforeseen difficulties with expansions, relocations, or consolidations of existing facilities; (xxv) potential liability related to our products as well as the delivery of products and services; (xxvi) our ability to comply with foreign anti-corruption laws; (xxvii) export control regulations or sanctions; (xxviii) changes in government administrative policy; (xxix) geopolitical instability in Russia and Ukraine and related sanctions by the U.S. government; (xxx) environmental and health and safety laws and regulations as well as environmental liabilities and (xxxi) climate change and related regulation of greenhouse gases, and (xxxii) those factors listed under Item 1A “Risk Factors” included in our Annual Report on Form 10-K/A for the fiscal year ended March 31, 2021 filed with the Securities and Exchange Commission (the “SEC”) on May 27, 2021 and in any subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K or other filings that we have filed or may file with the SEC. Any one of these factors or a combination of these factors could materially affect our future results of operations and could influence whether any forward-looking statements contained in this release ultimately prove to be accurate.
Our forward-looking statements are not guarantees of future performance, and actual results and future performance may differ materially from those suggested in any forward-looking statements. We do not intend to update these statements unless we are required to do so under applicable securities laws.

CONTACT:

Kevin Fox
(512) 690-0600
Investor.Relations@thermon.com

Thermon Group Holdings, Inc.
Condensed Consolidated Statements of Operations and Selected Balance Sheet Data
(Unaudited, in Thousands except per share amounts)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Sales	$81,322	$66,406	$152,477	$123,254
Cost of sales	49,601	37,475	94,218	70,204
Gross profit	31,721	28,931	58,259	53,050
Operating expenses:
Selling, general and administrative expenses	23,320	21,550	44,721	45,940
Deferred compensation plan expense/(income)	(14)	251	318	781
Amortization of intangible assets	2,190	2,097	4,426	5,130
Restructuring and other charges/(income)	—	1,987	(414)	4,908
Income/(loss) from operations	6,225	3,046	9,208	(3,709)
Other income/(expenses):
Interest expense, net	(2,022)	(2,416)	(4,187)	(4,971)
Other income/(expense)	(2,956)	582	(2,890)	1,314
Income/(loss) before provision for taxes	1,247	1,212	2,131	(7,366)
Income tax expense/(benefit)	770	(626)	1,994	(3,119)
Net income/(loss)	$477	$1,838	$137	$(4,247)

Net income/(loss) per common share:
Basic income/(loss) per share	$0.01	$0.06	$0.00	$(0.13)
Diluted income/(loss) per share	$0.01	$0.06	$0.00	$(0.13)
Weighted-average shares used in computing net income/(loss) per common share:
Basic common shares	33,329	33,165	33,269	33,076
Fully-diluted common shares	33,593	33,418	33,457	33,076

	September 30, 2021	March 31, 2021
Cash and cash equivalents	$38,242	$40,124
Total debt (principal amount)	139,793	148,500
Total equity	377,525	378,872

Thermon Group Holdings, Inc.
Reconciliation of Net Income/(Loss) to Adjusted EBITDA
(Unaudited, in Thousands)
	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
GAAP Net income/(loss)	$477	$1,838	$137	$(4,247)
Interest expense, net	2,022	2,416	4,187	4,971
Income tax expense/(benefit)	770	(626)	1,994	(3,119)
Depreciation and amortization expense	5,086	4,881	10,377	10,643
EBITDA (non-GAAP)	$8,355	$8,509	$16,695	$8,248
Stock compensation expense	1,246	1,358	2,424	2,491
Restructuring and other charges/(income)	—	1,987	(414)	4,908
Loss on debt extinguishment	2,569	—	2,569	—
Canadian Emergency Wage Subsidy	(734)	(1,387)	(1,748)	(3,804)
Adjusted EBITDA (non-GAAP)	$11,436	$10,467	$19,526	$11,843
Adjusted EBITDA %	14.1%	15.8%	12.8%	9.6%

Thermon Group Holdings, Inc.
Reconciliation of Net Income/(Loss) to Adjusted Net Income/(Loss) and Adjusted EPS
(Unaudited, in Thousands except per share amounts)
	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020	Adjustment to:
GAAP Net income/(loss)	$477	$1,838	$137	$(4,247)
Restructuring and other charges/(income)	—	1,987	(414)	4,908	Operating expense
Amortization of intangible assets	2,190	2,097	4,426	5,130	Intangible amortization
Tax expense for impact of foreign rate increases	—	—	945	—	Tax expense
Withholding tax on dividend related to debt amendment	301	—	301	—	Tax expense
Loss on extinguishment of debt	2,569	—	2,569	—	Other income/(expense)
Canadian Emergency Wage Subsidy	(734)	(1,387)	(1,748)	(3,804)	Cost of Sales and Operating expense
Tax effect of adjustments	(869)	(689)	(1,045)	(1,651)
Adjusted Net Income/(Loss) (non-GAAP)	$3,934	$3,846	$5,171	$336

Adjusted Fully Diluted Earnings per Common Share (Adjusted EPS) (non-GAAP)	$0.12	$0.12	$0.15	$0.01

Fully-diluted common shares	33,593	33,418	33,457	33,244

Thermon Group Holdings, Inc.
Reconciliation of Cash Provided by Operating Activities to Free Cash Flow
(Unaudited, in Thousands)
	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Cash provided by/(used in) by operating activities	7,974	9,252	10,451	12,604
Cash provided by/(used in) by investing activities	(1,146)	(2,042)	(1,998)	(4,095)
Cash provided by/(used in) by financing activities	(8,700)	4,599	(9,992)	(1,898)

Cash provided by operating activities	7,974	9,252	10,451	12,604
Less: Cash used for purchases of property, plant and equipment	(1,182)	(2,073)	(2,055)	(4,132)
Plus: Sales of rental equipment	36	31	57	37
Free cash flow provided (non-GAAP)	$6,828	$7,210	$8,453	$8,509